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                                                        Exhibit 11

                   CERIDIAN CORPORATION AND SUBSIDIARIES
              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Amounts in millions, except per share data)     Three Months
For the periods ended September 30,          1994          1993

Net earnings available to common
  stockholders - primary                  $   16.0     $    10.7
Restore dividends on convertible
  preferred stock (a)                          3.2          --
Net earnings                                  19.2          10.7
Restore interest expense on convertible
  debentures (a) (b)                          --             3.5
Net earnings for fully diluted earnings
  per share                               $   19.2     $    14.2

Weighted average common shares
  outstanding                                 44.7          43.0
Common share equivalents from stock
  options (c)                                  1.5           0.8
Weighted average common shares and
  equivalents outstanding - primary           46.2          43.8
Shares issuable assuming conversion of
  preferred stock (a)                         10.4          --
Shares issuable assuming conversion of
  debentures (a)                              --             6.8
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               56.6          50.6

Net earnings available to common
  stockholders - primary                  $   16.0     $    10.7
Weighted average common shares and
  equivalents outstanding - primary (c)       46.2          43.8

Primary earnings per share                $   0.35     $    0.25

Net earnings for fully diluted earnings
  per share                               $   19.2     $    14.2
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               56.6          50.6
Fully diluted earnings per share (c)      $   0.34     $    0.28

(a) Convertible preferred stock issued and convertible debentures redeemed in December 1993.
(b)  Net of income tax effect which is nil.
(c) Common stock equivalents and shares issuable assuming conversion of convertible debentures not reported in 1993 because the result is anti-dilutive or additional dilution is less than 3% as prescribed by APBO No. 15. This calculation is submitted in accordance with Regulation S-X item 601(b)(11).

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                                                        Exhibit 11 cont.

                   CERIDIAN CORPORATION AND SUBSIDIARIES
              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Amounts in millions, except per share data)      Nine Months
For the periods ended September 30,          1994          1993

Net earnings available to common
  stockholders - primary                  $   48.1     $    32.0
Restore dividends on convertible
  preferred stock (a)                          9.7          --
Net earnings                                  57.8          32.0
Restore interest expense on convertible
  debentures (a) (b)                          --            10.5
Net earnings for fully diluted earnings
  per share                               $   57.8     $    42.5

Weighted average common shares
  outstanding                                 44.5          42.9
Common share equivalents from stock
  options (c)                                  1.4           0.7
Weighted average common shares and
  equivalents outstanding - primary           45.9          43.6
Shares issuable assuming conversion of
  preferred stock (a)                         10.4          --
Shares issuable assuming conversion of
  debentures (a)                              --             6.8
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               56.3          50.4

Net earnings available to common
  stockholders - primary                  $   48.1     $    32.0
Weighted average common shares and
  equivalents outstanding - primary (c)       45.9          43.6

Primary earnings per share                $   1.05     $    0.75

Net earnings for fully diluted earnings
  per share                               $   57.8     $    42.5
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               56.3          50.4
Fully diluted earnings per share (c)      $   1.03     $    0.84

(a) Convertible preferred stock issued and convertible debentures redeemed in December 1993.
(b)  Net of income tax effect which is nil.
(c) Common stock equivalents and shares issuable assuming conversion of convertible debentures not reported in 1993 because the result is anti-dilutive or additional dilution is less than 3% as prescribed by APBO No. 15. This calculation is submitted in accordance with Regulation S-X item 601(b)(11).
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